Exhibit 99.(8)(u)(1)
Amendment No. 1 to Participation Agreement
Among
MFS Variable Insurance Trust
Pacific Life Insurance Company
Massachusetts Financial Services Company
     MFS Variable Insurance Trust (the “Trust”), Pacific Life Insurance Company (the “Company” ), on its behalf and on behalf of certain Accounts, and Massachusetts Financial Services Company (“MFS”), have previously entered into a Participation Agreement dated May 1, 2007 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).
     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.
A M E N D M E N T
     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
1.	Schedules A and B of the Agreement are deleted and replaced in their entirety with the Schedules A and B attached hereto, respectively.
2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2010.

Trust:	MFS Variable Insurance Trust

	By:	/s/ Susan S. Newton
	Name:	Susan S. Newton
	Title:	Assistant Secretary

MFS:	Massachusetts financial services company

	By:	/s/ Robert J. Manning
	Name:	Robert J. Manning
	Title:	Chief Executive Officer

Company:	Pacific Life Insurance Company

	By:	/s/ Anthony J. Dufault
	Name:	Anthony J. Dufault
	Title:	Assistant Vice President

	Attest:	/s/ Audrey L. Milfs
Corporate Secretary

Schedule A
Separate Accounts and Associated Variable Contracts/Policies

Name of Separate Account and Date Established	Policies/Contracts Funded By
by Board of Directors	Separate Account
Separate Account A of Pacific Life Insurance Company September 7, 1994	Pacific One Select
Pacific One
Pacific Portfolios
Pacific Portfolios for Chase
Pacific Voyages
Pacific Value
Pacific Value Edge
Pacific Innovations
Pacific Innovations Select
Pacific Journey
Pacific Odyssey
Pacific Destinations

Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company November 30, 1989	Pacific Select Variable Annuity

Pacific Select Exec Separate Account of Pacific Life Insurance Company May 12, 1988	Pacific Select Exec
Pacific Select Exec II
Pacific Select Exec III
Pacific Select Exec IV
Pacific Select Exec V
Pacific Select Accumulator
M’s Versatile Product
M’s Versatile Product VI
M’s Versatile Product VII
M’s Versatile Product VIII
M’s Versatile Product-Survivorship
M’s Versatile Product-Survivorship II
Pacific Select Estate Preserver
Pacific Select Estate Preserver II
Pacific Select Estate Preserver III
Pacific Select Estate Preserver IV
Pacific Select Estate Preserver V
Pacific Select Estate Preserver VI
Pacific Select Choice
Pacific Select Performer 500
Pacific Select Estate Maximizer

Pacific COLI Separate Account of Pacific Life	Custom COLI

Name of Separate Account and Date Established	Policies/Contracts Funded By
by Board of Directors	Separate Account
Insurance Company July 17, 1992	Custom COLI Rider

Pacific COLI Separate Account II of Pacific Life Insurance Company October 12, 1998	Custom COLI II Custom COLI IV

Pacific COLI Separate Account III of Pacific Life Insurance Company October 12, 1998	Custom COLI III Custom COLI V

Pacific COLI Separate Account IV of Pacific Life Insurance Company July 8, 2008	Custom COLI VI

Pacific COLI Separate Account V of Pacific Life Insurance Company July 8, 2008	Custom COLI VII

Separate Account I of Pacific Life Insurance Company August 9, 2007	Magnastar Magnastar — Survivorship

Schedule B
The Separate Account(s) shown on SCHEDULE A may invest in the following Portfolios of the MFS Variable Insurance Trust:
MFS Utilities Series – Service Class
MFS New Discovery – Service Class
MFS Investors Growth Stock – Service Class
MFS Value – Service Class

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